CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated October 21, 2011 relating to the financial statements and financial highlights that appear in the August 31, 2011 annual reports to shareholders of Invesco California Tax-Free Income Fund, Invesco Equally-Weighted S&P 500 Fund, Invesco U.S. Quantitative Core Fund (formerly the Invesco Structured Core Fund), Invesco S&P 500 Index Fund, Invesco American Franchise Fund (formerly the Invesco Van Kampen American Franchise Fund), Invesco Growth and Income Fund (formerly the Invesco Van Kampen Growth and Income Fund), Invesco Pennsylvania Tax Free Income Fund (formerly the Invesco Van Kampen Pennsylvania Tax Free Income Fund) and Invesco Small Cap Discovery Fund (formerly the Invesco Van Kampen Small Cap Growth Fund), eight funds within the AIM Counselor Series Trust (Invesco Counselor Series Trust), which are also incorporated by reference into the Registration Statement; and our reports dated October 26, 2011 relating to the financial statements and financial highlights that appear in the August 31, 2011 annual reports to shareholders of Invesco Core Plus Bond Fund, Invesco Floating Rate Fund, Invesco Global Real Estate Income Fund and Invesco Equity and Income Fund (formerly the Invesco Van Kampen Equity and Income Fund), four funds within the AIM Counselor Series Trust (Invesco Counselor Series Trust), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights,” and “Other Service Providers” in such Registration Statement.
/s/PricewaterhouseCoopers LLP
Houston, Texas
September 20, 2012